Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 262179 on Form S-3 and Registration Statement No. 333-263146 on Form S-8 of our report dated September 11, 2023, appearing in this Annual Report on Form 10-K/A (Amendment No. 1) relating to the financial statements of Bowlero Corp. appearing in the Annual Report on Form 10-K for the year ended July 2, 2023.

/s/ Deloitte & Touche LLP

Richmond, Virginia
September 14, 2023